SEVERANCE, RELEASE AND COOPERATION AGREEMENT

         THIS AGREEMENT, made as of the 11th day of September, 1998, is entered into by and between MORRIS C. AARON (hereafter "Executive") and EMPLOYEE SOLUTIONS, INC., (hereafter "Employer") and arises out of the cessation of Executive's employment with Employer. In consideration of the material promises contained herein, the parties agree as follows:

         1. COMPENSATION AND BENEFITS. Employer agrees to pay or provide, or arrange for the payment or provision of the following:

                  a. BALANCE OF SALARY. Employer will continue to pay Executive salary, at a monthly rate of $15,416.67 through September 11, 1998 (the "Termination Date") in accordance with Employer's normal payroll practices.

                  b. LUMP SUM PAYMENT. Upon execution of this Agreement by all parties, Employer will pay Executive a single cash lump sum severance payment of $115,625.00 (less legally required withholdings).

                  c. MONTHLY PAYMENTS. Executive will also be entitled to severance payments of an additional $115,625.00, payable in six (6) equal monthly installments of $19,270.83 (less legally required withholdings) payable the first pay date of each month commencing October 1998 in accordance with Employer's payroll practices. Notwithstanding the foregoing, if a U.S. States District Court approves a settlement of the case captioned IN RE EMPLOYEE SOLUTIONS SECURITIES LITIGATION, CIV-97-545-PHX-RGS (OMP) (the "class action"), prior to the payment of all installments under this PARAGRAPH 1C, Executive's entitlement to all remaining installments will accelerate and the sum of those remaining installments will be immediately paid to Executive in a single payment (less legally required withholdings).

                  d. FRINGE BENEFITS. Employer shall continue coverage of Executive and Executive's dependents under its medical and dental plans at its expense for the lesser of 24 months or until Executive secures other employment where group medical coverage is available (unless continuation of coverage under such plans is not feasible, in which event Employer shall provide substantially similar benefits).

                  e.  ACCRUED  BUT  UNUSED  VACATION.  Upon  execution  of  this
Agreement, Employer will pay Executive an amount in cash attributable to Executive's accrued vacation days which remain unused as of the date hereof. Such amount (subject to withholding for applicable federal, state and local taxes) will be equal to $7,115.38.

                  f. REIMBURSEMENT OF BUSINESS EXPENSES. Employer will reimburse Executive for business expenses incurred by Executive in the course of his employment with Employer prior to the date hereof and submitted to Employer in accordance with Employer's policies and practices regarding expense reimbursements.

                  g. EXPENSES. Each party shall be responsible for its own fees and expenses (including legal fees) in connection with this Agreement.

If Executive dies prior to receiving all amounts payable hereunder, all remaining amounts will be paid to Executive's spouse or, if she is not then living, to his estate.

         2. RESIGNATION.

                  a. This Agreement will reflect Executive's resignation as Employer's Chief Financial Officer and Treasurer, and any office or position with any of Employer's subsidiaries, effective as of September 11, 1998. Employer will take with all reasonable speed those actions necessary so that obligations of Employer (including, without limitation, paychecks issued by Employer with respect to its own employees or on behalf of any third party) no longer list Executive as a signatory. The Employment Agreement dated March 19, 1997 between Employer and Executive is hereby terminated for all purposes. Executive's employment with Employer shall terminate automatically on the first pay date of March 1999.

                  b. Following the execution of this Agreement by all parties, Employer will issue the press release attached hereto as EXHIBIT A disclosing Executive's resignation. Following the issuance of such press release, neither party will disclose to any third party any information relating to Executive's resignation other than the information contained in such press release and the fact that Executive was offered an alternative position with Employer prior to entering into this Agreement, or such additional information as may otherwise be required by law.

                  c. Following Executive's resignation, Executive will have reasonable access to his former office to remove personal items, including decorations, personal papers and his Rolodex, provided that Employer may retain a copy of the Rolodex information.

                  d. Employer shall direct employees assigned to answer telephones to advise callers who ask for Executive that Executive has resigned and to provide callers who wish to speak with Executive other than with respect to Employer's business with Executive's home telephone number (or such other number as Executive may specify).

                  e. Employer further agrees that it will maintain Executive's personnel records and personnel information in confidence and will not release any information other than Executive's dates of employment by the Employer and job title to any person without the express written consent of Executive, except as required by law.

                  f. Employer (meaning, solely for this purpose, Employer's directors and executive officers and other individuals authorized to make official communications on Employer's behalf) will not disparage Executive or Executive's performance or otherwise take any action which could reasonably be expected to adversely affect Executive's personal or professional reputation. Similarly, Executive will not disparage Employer or any of its

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
directors, officers, agents or employees or otherwise take any action which could reasonably be expected to adversely affect the personal or professional reputation of Employer or any of its directors, officers, agents or employees. The parties acknowledge that significant damages will be caused by a breach of the foregoing but will be difficult to quantify, and agree that a party injured by any such breach shall receive liquidated damages from the other party in an amount equal to one month of Executive's current base salary for each violation of this paragraph. In the case of a breach by Executive, such damages may be offset against any payment remaining due from Employer hereunder.

         3. STOCK OPTIONS. Executive's current stock options, as evidenced in Employer's minutes, shall remain outstanding pursuant to their terms for 90 days past the date of termination of employment set forth in Section 2.a. Options which are exercisable on the date of termination shall remain exercisable during such 90-day period.

         4. RELEASE. Executive hereby fully and forever releases and discharges Employer and its parents, affiliates and subsidiaries, including all predecessors and successors, assigns, officers, directors, trustees, Executives, agents and attorneys, past and present (collectively, the "Released Parties") from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, arising out of Executive's employment by Employer or the termination thereof, including, but not limited to, any claims for relief or causes of action under federal, state or local statute, ordinance or regulation regarding discrimination in employment and any claims, demands or actions based upon alleged wrongful or retaliatory discharge or breach of contract under any state or federal law. The foregoing release does not extend to (i) claims solely to enforce Employer's obligations under this Agreement; or (ii) claims solely to enforce the Non-Director Officer's Indemnification Agreement between Employer and Executive dated November 21, 1996, or claims for indemnification under any applicable law of Employer's Articles of Incorporation or By-laws (collectively with the Non- Director Officer's Indemnification Agreement, the "Indemnification Agreements").

         5. [RESERVED.]

         6. COOPERATION AGREEMENT. Executive further agrees that he will cooperate fully with Employer and its counsel with respect to any matter (including litigation, investigations, or governmental proceedings) which relates to matters with which Executive was involved during the term of employment with Employer. Executive will be available to perform such services to the extent requested by Employer, including on a full-time basis as needed, for six weeks after the date hereof. Thereafter, Executive will be available to perform such services to the extent reasonably requested by Employer for up to an average of 15 hours per month through Employer's first regularly scheduled pay date of March 1999, at such times and places as are mutually agreeable to the parties, and provided that Employer will cooperate with Executive in scheduling such services to minimize disruption of any new employment relationship which

Executive may have commenced. Subject to the foregoing sentence, Executive shall render such cooperation in a timely manner on reasonable notice from Employer, and agrees to travel as reasonably requested by Employer in connection with performing such services. Employer will reimburse Executive's reasonable out-of-pocket expenses incurred in connection with providing such services in accordance with Employer's policies as in effect from time to time.

         7. RETURN OF EMPLOYER PROPERTY. On or prior to the Termination Date, Executive will return to Employer all documents, files (including copies thereof) and other Employer property, including laptop computer and accessories, keys and corby chips; PROVIDED, HOWEVER, that office equipment purchased by Employer for Executive's use (including a desktop computer, fax machine, cellular telephone and related software (to the extent in compliance with applicable licenses) and accessories) will become property of Executive and need not be returned to Employer.

         8. EXECUTIVE'S ACKNOWLEDGMENT. Executive has fully reviewed the terms of this Agreement, acknowledges that he understands the terms of this Agreement and states that he is entering into this Agreement knowingly and voluntarily.

         9. EXECUTIVE'S SUCCESSORS. This Agreement will be binding upon and inure to the benefit of the parties hereto, their representatives, agents and assigns, and as to Executive, his spouse, heirs, legatees, administrators and personal representatives.

         10. ENTIRE AGREEMENT OF THE PARTIES. This Agreement, together with the Indemnification Agreements, constitutes the exclusive and complete agreement between the parties hereto relating to the subject matter hereof. No amendment of this Agreement will be binding unless in writing and signed by the parties.

         11. SEVERABILITY. The provisions of this Agreement are severable. If any provision or the scope of any provision is found to be unenforceable or is modified by a court of competent jurisdiction, the other provisions or the affected provisions as so modified shall remain fully valid and enforceable.

         12. GOVERNING LAW. This Agreement shall be governed by the law of the Arizona, without regard to the application of the principles of conflicts of laws. Exclusive venue for any dispute or disagreement with respect to this Agreement shall lie in Maricopa County, Arizona.

         13. CONFIDENTIALITY AND NONCOMPETE AGREEMENT. Executive shall sign and be bound by a confidentiality and non-compete agreement in Employer's current standard form (attached as Exhibit B).

         14. COMMUNICATIONS. Executive shall not discuss, with any ESI employee or any other person, any matter relating to Employer or its subsidiaries, affiliates, officers, directors,  employees  or agents  without  the prior  written  authorization  of
Employer's Chief Executive Officer. The foregoing shall not apply to (i) communications to persons other than Employer's employees and independent contractors consisting solely of information publicly available through Employer's Securities and Exchange Commission filings or press releases; (ii) communications in the course of services being provided hereunder to persons with a need to receive such communications to perform the specific business functions with respect to which Executive has been requested to provide services; (iii) factual communications to prospective employers concerning Executive's duties and responsibilities with Employer to the extent necessary in connection with job interviews; or (iv) testimony in a judicial or administrative proceeding. The parties acknowledge that significant damages will be caused by a breach of the foregoing but will be difficult to quantify, and agree that Employer shall receive liquidated damages equal to one month of Executive's current base salary for each violation of this paragraph, which damages may be offset against any payment remaining due from Employer hereunder.


         15. TENDER BACK. Should Executive attempt to challenge the enforceability of this Agreement or any provision herein, or attempt to initiate any legal proceedings, including but not limited to administrative agency or court proceedings arising out of or related to Executive's employment or termination of employment with Employer, Executive shall initially tender to Employer, by certified check delivered to counsel for Employer, the full amount of cash consideration paid to him hereunder, plus interest at the legal rate from the date of Executive's execution of this Agreement, and shall invite Employer to cancel this Agreement. If Employer accepts the offer to cancel the Agreement, this Agreement shall be canceled. If Employer does not accept this offer to cancel, Employer shall so notify Executive and shall place the amount tendered by Executive in an interest-bearing account pending a determination of the enforceability of this Agreement. If the Agreement is determined to be enforceable, 100% of the amount of the account shall be repaid to Executive; if this Agreement is not determined to be enforceable, the amount in the account shall be retained by Employer or its designee. This Section 15 shall not be applicable to actions brought by Executive to enforce Employer's obligations hereunder.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned acknowledge that they have executed this instrument as their free and voluntary act, for the uses and purposes set forth herein on the dates set forth below.

                                                   EMPLOYEE SOLUTIONS, INC.

                                            By:    /s/ Paul M. Gales
                                                   -----------------------------

                                            Title: Senior Vice President and
                                                   General Counsel
                                                   -----------------------------

                                            Date:  September 11, 1998
                                                   -----------------------------


                                                   MORRIS C. AARON

                                            By:    /s/ MORRIS C. AARON
                                                   -----------------------------
                                            Date:  September 11, 1998
                                                   -----------------------------

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
       EMPLOYEE SOLUTIONS ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

         PHOENIX,  ARIZONA --  SEPTEMBER  11, 1998 -- Employee  Solutions,  Inc.
(Nasdaq: ESOL), today announced that Morris C. Aaron has resigned as the company's Chief Financial Officer and Treasurer. The company indicated that it anticipates that a successor will be designated shortly.

         Employee Solutions, Inc. is a leading professional employer organization, providing employers throughout the United States with comprehensive employee payroll, human resources and benefits outsourcing services. ESI's integrated outsourcing services include payroll processing and reporting, human resource administration, employment regulatory compliance, risk management/workers' insurance services, retirement and health care programs, as well as non- employment related products and services provided directly to worksite employees. [add website reference]

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